Exhibit 99.6

STOCK ORDER FORM

SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(844) 265-9680

For Internal Use Only

BATCH #___________________ ORDER # ____________________ CATEGORY # _________________

REC’D _____________________________________________O _____________________________ C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on June 11, 2019. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to First Bank Richmond’s office located at 20 North 9th Street, Richmond, IN. Hand delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to our other First Bank Richmond offices. Do not mail Stock Order Forms to First Bank Richmond. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM. SUBSCRIPTION (4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL (1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUE The undersigned authorizes withdrawal from the First Bank Richmond deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at First Bank Richmond and accounts with check-writing privileges may NOT be listed for direct withdrawal below. X $10.00 = $.00 Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER For Internal Use Only First Bank Richmond Deposit Account Number Withdrawal Amount(s) $.00 Enclosed is a personal check, bank check or money order made payable to Richmond Mutual Bancorporation, Inc. in the amount of: $.00 $.00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. First Bank Richmond line of credit checks may not be remitted as payment. Total Withdrawal Amount $.00 ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION ACCOUNT INFORMATION – SUBSCRIPTION OFFERING Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following in Section 9: information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering: a. • Depositors of First Bank Richmond with aggregate balances of at least $50 at the close of business on December 31, 2017. Account Title First Bank Richmond b. • Depositors of First Bank Richmond with aggregate balances of at least $50 at the close of business on (Name(s) on Account) Account Number March 31, 2019. c. •Depositors of First Bank Richmond at the close of business on May 1, 2019 and borrowers of First Bank Richmond as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019. Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order: d. • You are a resident of Wayne, Fayette, Henry, Randolph, Shelby or Union counties, Indiana or Darke, Franklin, NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. Miami, Preble or Shelby counties, Ohio. e. •You are placing an order in the Community Offering, but (d) above does not apply. (6) MANAGEMENT Check if you are a Richmond Mutual Bancorporation, Inc. or First Bank Richmond (including Mutual Federal, a division of First Bank Richmond): • Director •Officer • Employee • Immediate family member, as defined in the Stock Order Form Instructions (7) MAXIMUM PURCHASER IDENTIFICATION • Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased. (8) ASSOCIATES/ACTING IN CONCERT • Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you.(this item 8, including definitions used herein, continued on reverse side of this Name(s) listed in Section 9 on other Stock Order Forms Number of shares Name(s) listed in Section 9 on other Stock Order Forms Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in theSubscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance. • Individual • Tenants in Common • Uniform Transfers to Minors Act (for reporting SSN, use minor’s) FOR TRUSTEE/BROKER USE ONLY: •Joint Tenants • Corporation •Partnership •Trust Under Agreement Dated ___________Other • IRA (SSN of Beneficial Owner) - - First Name, Middle Initial, Last Name Reporting SSN/Tax ID No. First Name, Middle Initial, Last Name SSN/Tax ID No. Street Daytime Phone # City State Zip County (Important) Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S) I understand that, to be effective, this form, properly completed, together with full payment, must be received prior to 2:00 p.m., Eastern Time, on June 11, 2019, otherwise this form and all related subscription rights will be void. (this item 10 continued on reverse side of this form) ORDER NOT VALID UNLESS SIGNED ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) Date Signature (title, if applicable) Date By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. (over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	any corporation or organization (other than First Mutual of Richmond, Inc., Richmond Mutual Bancorporation, Inc., First Bank Richmond. or a majority-owned subsidiary of any of these entities) of which the person is a senior officer, partner or beneficial owner of 10% or more of any security;
(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and
(3)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Richmond Mutual Bancorporation, Inc., First Mutual of Richmond, Inc., or First Bank Richmond.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the sole discretion to determine whether prospective purchasers are “associates” or acting in concert. Persons exercising subscription rights through a single qualifying account held jointly, whether or not related, will be deemed to be acting in concert unless we determine otherwise.

Please see the Prospectus section entitled “The Reorganization and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Richmond Mutual Bancorporation, Inc., this Stock Order Form may not be modified or canceled without Richmond Mutual Bancorporation, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $400,000 in all categories of the offering combined, for any person or entity, together with associates or persons acting in concert, as set forth in the plan of reorganization and the Prospectus dated May 6, 2019. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

I further certify that, before subscribing for shares of the common stock of Richmond Mutual Bancorporation, Inc., I received the Prospectus dated May 6, 2019, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Richmond Mutual Bancorporation, Inc. in the “Risk Factors” section, beginning on page 19. Risks include, but are not limited to the following:

Risks Related to Our Business

1.	We have a substantial amount of commercial and multi-family real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.
2.	Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.
3.	If our allowance for loan and lease losses is not sufficient to cover actual losses, our earnings could decrease.
4.	A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.
5.	Changes in the valuation of our securities portfolio could hurt our profits and reduce our capital levels.
6.	A tightening of credit markets and liquidity risk could impair our ability to fund operations and jeopardize our financial condition.
7.	Our utilization of time deposits, including brokered certificates of deposit, as a source of funds for loans and our other liquidity needs could have an adverse effect on our operating results.
8.	We may be adversely affected by recent changes in U.S. tax laws.
9.	We use estimates in determining the fair value of certain assets, such as mortgage servicing rights (“MSRs”). If our estimates prove to be incorrect, we may be required to write down the value of these assets which could adversely affect our earnings.
10.	If our investment in the Federal Home Loan Bank of Indianapolis becomes impaired, our earnings and stockholders’ equity could decrease.
11.	Our size makes it more difficult for us to compete.
12.	As a community bank, maintaining our reputation in our market area is critical to the success of our business, and the failure to do so may materially adversely affect our performance.
13.	We face significant operational risks because the financial services business involves a high volume of transactions and because of our reliance on technology.
14.	Our information technology systems may be subject to failure, interruption or security breaches.
15.	Future changes in interest rates could reduce our profits and affect the value of our assets and liabilities.
16.	Strong competition within our market areas may limit our growth and profitability.
17.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
18.	We are subject to an extensive body of accounting rules and best practices. Periodic changes to such rules may change the treatment and recognition of critical financial line items and affect our profitability.
19.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
20.	We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.
21.	The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.
22.	Changes in accounting standards could affect reported earnings.
23.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
24.	Legal and regulatory proceedings and related matters could adversely affect us.
25.	We are subject to environmental liability risk associated with lending activities or properties we own.
26.	We may elect or be compelled to seek additional capital in the future, but that capital may not be available when it is needed or on terms acceptable to us.
27.	There may be future sales of additional common stock or preferred stock or other dilution of our equity, which may adversely affect the market price of our common stock.

Risks Related to the Offering

28.	The future price of our common stock may be less than the purchase price in the offering.
29.	The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.
30.	We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.
31.	There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
32.	We will incur a substantial expense in connection with the termination of First Bank Richmond’s participation in the Pentegra DB Plan, which will most likely eliminate all of our earnings for 2019 and result in us reporting a net loss for the year ending 2019.
33.	Our stock-based and other benefit plans will increase our costs, which will reduce our net income.
34.	The implementation of a stock-based benefit plan may dilute your ownership interest.
35.	We have not determined when we will adopt our new stock-based benefit plan. Stock-based benefit plans adopted more than 12 months following the completion of the reorganization and offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.
36.	Various factors may make takeover attempts more difficult to achieve.
37.	Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.
38.	You may not receive dividends on our common stock.
39.	You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.
40.	We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Risks Related to the Charitable Foundation

41.	The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2019.
42.	Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

See Front of Stock Order Form

RICHMOND MUTUAL BANCORPORATION, INC.

STOCK INFORMATION CENTER: 1-(844) 265-9680

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual or group of individuals exercising subscription rights through a single qualifying account held jointly is 30,000 shares ($300,000). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 40,000 shares ($400,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Reorganization and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to Richmond Mutual Bancorporation, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.24% from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a First Bank Richmond line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your First Bank Richmond deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the applicable deposit account rate. The interest will remain in the account(s) when the designated withdrawal is made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a First Bank Richmond certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a First Bank Richmond IRA or other retirement accounts. For guidance on using retirement funds, whether held at First Bank Richmond or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the June 11, 2019 offering deadline. See the Prospectus section entitled “The Reorganization and Offering Using Retirement Account Funds to Purchase Shares.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies as of the earliest eligibility date to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all First Bank Richmond deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all First Bank Richmond deposit and/or applicable loan account numbers that the purchaser(s) had ownership in as of May 1, 2019. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Reorganization and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Richmond Mutual Bancorporation, Inc. or First Bank Richmond (including Mutual Federal, a division of First Bank Richmond) director or officer, or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(over)

RICHMOND MUTUAL BANCORPORATION, INC.

STOCK INFORMATION CENTER: 1-(844) 265-9680

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for the issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at First Bank Richmond at the close of business on December 31, 2017, March 31, 2019 or May 1, 2019 or a borrower of First Bank Richmond as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at First Bank Richmond at the close of business on December 31, 2017, March 31, 2019 or May 1, 2019 or a borrower of First Bank Richmond as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at First Bank Richmond at the close of business on December 31, 2017, March 31, 2019 or May 1, 2019.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the IN Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-IN (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at First Bank Richmond at the close of business on December 31, 2017, March 31, 2019 or May 1, 2019 or a borrower of First Bank Richmond as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at First Bank Richmond at the close of business on December 31, 2017, March 31, 2019 or May 1, 2019 or a borrower of First Bank Richmond as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at First Bank Richmond at the close of business on December 31, 2017, March 31, 2019 or May 1, 2019 or a borrower of First Bank Richmond as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any deposit account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) prior to 2:00 p.m. Eastern Time, on June 11, 2019. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to First Bank Richmond’s office located at 20 North 9th Street, Richmond, Indiana. Hand delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to our other banking offices. Please do not mail Stock Order Forms to First Bank Richmond. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(844) 265-9680, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.